                                                                    EXHIBIT 10.9
                                               Application for an order granting
                                              confidential treatment pursuant to
                                           Rule 24b-2 of the Securities Exchange
                                         Act of 1934 has been made. Confidential
                                             portions of this document have been
                                        redacted and marked with an [*] and have
                                              been filed with the Securities and
                                        Exchange Commission separately with such
                                                                    application.

                                 October 1, 1996



Ronald A. Hitzeman, Ph.D.
President and Research Director
Genotypes, Inc.
61 Airport Boulevard, Suite B
South San Francisco, California  94080

Dear Dr. Hitzeman:

        Collagen Corporation and Genotypes, Inc. are parties to an agreement titled "Genotypes - Collagen Intellectual Property and Production Agreement for the Production of Collagens Using a Yeast Expression System", effective as of August 15, 1996 (the "Production Agreement").

        This letter is intended as an amendment to the Production Agreement

        Collagen desires that an additional trained scientist be identified by Genotypes, hired by Genotypes and assigned by Genotypes to work on the research to be conducted under the Production Agreement in order to accelerate, as much as possible, progress toward achieving the goals of the Production Agreement including, without limitation, achievement of the milestones set forth in paragraph 5(a) of the Production Agreement. Genotypes is willing to identify, hire and assign an additional trained scientist to work on such research so long as financial support of such scientist is provided to Genotypes by Collagen.

        Based upon the above, Collagen agrees to provide support to Genotypes for one trained scientist under the following terms and conditions:

        1. Genotypes will identify the trained scientist in writing and provide Collagen a copy of such scientist's resume for approval by Collagen, such approval not to be unreasonably withheld;



        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

Ronald A. Hitzeman, Ph.D.
October 1, 1996
Page 2

        2. Subject to 3 and 4 below, Collagen will pay [*] dollars ($[*]) per month to Genotypes for support of trained scientist identified in accordance with paragraph 1 above, hired by Genotypes and assigned to work full time on research to be conducted under the Production Agreement, each such payment to be made on the fifth business day of each month following such hiring and such assignment for a period of [*] ([*]) months;

        3. If such trained scientist at any time for any reason should work less than full time on research to be conducted under the Production Agreement, Collagen shall have the right to reduce the level of financial support provided to Genotypes under 2 above to a level consistent with the percentage of time that such trained scientist actually worked on such research; and

        4. If such trained scientist for any reason should no longer be employed by Genotypes, Collagen's obligation to make payments for support shall be suspended until a replacement scientist is identified in accordance with paragraph 1 above. If Collagen's payments are suspended pursuant to this paragraph 4, the period of suspension will continue until such replacement scientist begins work at Genotypes on research to be conducted under the Production Agreement.

        Other than as set forth in this amendment, all terms and conditions of the Production Agreement shall remain unaltered and in full force and effect.

        If you agree with the terms and conditions set forth in this amendment to the Production Agreement, please indicate by signing below in the designated place. Two copies of this letter are provided. One signed copy should be returned to me. The second copy is for Genotypes' records.

        We at Collagen look forward to working with Genotypes to achieve the goals of the Production Agreement.

                                            Sincerely,


                                            /s/ Carol Harner
                                            Carol Harner, Ph.D.
                                            Vice President, Scientific Affairs

Agreed to and accepted.


/s/ Ronald A. Hitzeman
-------------------------------
Ronald A. Hitzeman, Ph.D.
President and Research Director


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.